Oppenheimer Growth Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  07/28/86                0.7720         3.9980              17.880
  12/19/86                0.0000         0.2000              18.930
 07/31/87            0.8800         1.5800              18.360
  12/24/87                0.3870         0.1730              14.810
  12/23/88                0.5900         0.0400              16.520
  12/22/89                0.7000         0.0000              19.130
  12/21/90                0.5500         0.0000              18.390
  12/20/91                0.3550         0.0000              23.730
  12/17/92                0.2450         1.5710              27.440
  12/28/93                0.1550         0.6390              27.720
  12/28/94                0.2394         2.7965              25.290
  12/27/95                0.4055         3.1018              30.560

Class B Shares
  12/28/93                0.1070         0.6390              27.610
 12/28/94            0.1281         2.7965              25.070
 12/27/95            0.2755         3.1018              30.060

Class C Shares
 12/27/95            0.4019         3.1018              30.500

Class Y Shares
  12/28/94                0.2599         2.7965              25.290
  12/27/95                0.4431         3.1018              30.540



1. Average Annual Total Returns for the Periods Ended 06/30/96:

   The formula for calculating average annual total return is as follows:

         1                      ERV n
   --------------- = n         (---) - 1 = average annual total return
   number of years          P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000








Oppenheimer Growth Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 06/30/96 (Continued):

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                      Five Year

  $1,140.40 1             $2,001.42 .2
 (---------) - 1 = 14.04%    (---------)   - 1 = 14.89%
   $1,000                   $1,000

  Ten Year

  $3,069.64 .1
 (---------) - 1 = 11.87%
   $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                      Inception

  $1,149.53 1             $1,504.93 .3485
 (---------) - 1 = 14.95%    (---------)   - 1 = 15.31%
   $1,000                   $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

  Inception

  $1,090.78  1.5063
 (---------) - 1 =  9.08%
   $1,000


Class Y Shares

Example assuming a maximum contingent deferred sales charge of 0.00% for the first year, and 0.00% for the inception year:

  One Year                      Inception

  $1,211.04 1             $1,488.86 .4806
 (---------) - 1 = 21.10%    (---------)   - 1 = 21.08%
   $1,000                   $1,000




Oppenheimer Growth Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 06/30/96 (continued):


Examples at NAV:

Class A Shares

  One Year                      Five Year

  $1,209.97 1            $2,123.57 .2
 (---------) - 1 = 21.00%    (---------)   - 1 = 16.26%
   $1,000                   $1,000

  Ten Year

  $3,257.02 .1
 (---------) - 1 = 12.53%
   $1,000


Class B Shares

  One Year                      Inception

  $1,199.53 1            $1,534.92 .3485
 (---------) - 1 = 19.95%    (---------)   - 1 = 16.10%
   $1,000                   $1,000

Class C Shares

  Inception

  $1,100.65 1.5063
 (---------) - 1 = 15.54%
   $1,000


Class Y Shares

  One Year                      Inception

  $1,211.04 1            $1,488.86 .4806
 (---------) - 1 = 21.10%    (---------)   - 1 = 21.08%
   $1,000                   $1,000












Oppenheimer Growth Fund
Page 4


2.  Cumulative Total Returns for the Periods Ended 06/30/96:

    The formula for calculating cumulative total return is as follows:

      ERV - P
      ------- = Cumulative Total Return
         P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                       Five Year

    $1,140.40 - $1,000                  $2,001.42 - $1,000
    ------------------  =  14.04%       ------------------  = 100.14%
         $1,000                              $1,000

    Ten Year

    $3,069.64 - $1,000
    ------------------  = 206.96%
         $1,000

Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

    One Year                       Inception Year

    $1,149.53 - $1,000                  $1,504.93 - $1,000
    ------------------  =  14.95%       ------------------  = 50.49%
         $1,000                               $1,000

Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

     Inception Year

    $1,090.78 - $1,000
    ------------------  =  9.08%
         $1,000

Class Y Shares

Example assuming a maximum contingent deferred sales charge of 0.00% for the first year, and 0.00% for the inception year:

     One Year                      Inception Year

    $1,211.04 - $1,000                  $1,488.86 - $1,000
    ------------------  =  21.10%       ------------------  = 48.89%
         $1,000                               $1,000
Oppenheimer Growth Fund
Page 5


2.  Cumulative Total Returns for the Periods Ended 06/30/96 (Continued):

Examples at NAV:

Class A Shares

    One Year                       Five Year

    $1,209.97 - $1,000                  $2,123.57 - $1,000
    ------------------  =  21.00%       ------------------  = 112.36%
         $1,000                               $1,000

    Ten Year

    $3,257.02 - $1,000
    ------------------  = 225.70%
         $1,000

Class B Shares

    One Year                       Inception Year

    $1,199.53 - $1,000                  $1,534.92 - $1,000
    ------------------  =  19.95%       ------------------  =  53.49%
         $1,000                               $1,000

Class C Shares

    Inception Year

    $1,100.65 - $1,000
    ------------------  =  10.07%
         $1,000


Class Y Shares

    One Year                       Inception Year

    $1,211.04 - $1,000                  $1,488.86 - $1,000
    ------------------  =  21.10%       ------------------  =  48.89%
         $1,000                               $1,000